UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com	98203-1264
(Address of principal executive offices and internet site)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, we held our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), at which our stockholders approved an amendment to the 2008 Employee Stock Purchase Plan (the “ESPP”) to increase the total number of shares of our common stock authorized for issuance under the ESPP by 1,500,000 shares. By approving the ESPP, as amended and restated effective May 22, 2012 (the “Amended ESPP”), our stockholders have authorized the issuance of up to an aggregate maximum of 3,000,000 shares of common stock.

The Amended ESPP is administered by the Compensation Committee of our Board of Directors although the Board or the Compensation Committee may delegate administration of the Amended ESPP to one or more committees of the Board.

The Amended ESPP permits eligible employees to purchase shares of our common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase. Purchases are funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods). The Amended ESPP contains a component whereby purchases are intended to comply with Section 423 of the Internal Revenue Code and a component whereby purchases need not so comply.

The foregoing summary of the Amended ESPP, and the summary of the Amended ESPP set forth in our proxy statement for the 2012 Annual Meeting filed with the Securities and Exchange Commission on April 12, 2012, are qualified in their entirety by reference to the full text of the Amended ESPP, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described above in Item 5.02, on May 22, 2012, we held our 2012 Annual Meeting. According to the final tabulation, 55,580,172 shares, or approximately 92.89% of the outstanding shares of our common stock, were present either in person or by proxy at this meeting, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

(1) The stockholders elected each of the nine nominees to our Board of Directors for a term expiring at the next Annual Meeting of Stockholders and until their successors are elected and qualified by a majority of the votes cast. The voting for each director was as follows:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Keith L. Barnes	47,598,859	3,531,808	54,759	4,394,746
Eric J. Draut	45,141,149	6,003,088	41,189	4,394,746
Gregory K. Hinckley	45,491,385	5,615,125	78,916	4,394,746
Lydia H. Kennard	45,519,450	5,585,590	80,386	4,394,746
Allen J. Lauer	46,055,027	5,049,244	81,155	4,394,746
Stephen P. Reynolds	46,679,763	4,414,624	91,039	4,394,746
Steven B. Sample	46,345,401	4,759,285	80,740	4,394,746
Oren G. Shaffer	45,754,742	5,349,843	80,841	4,394,746
Larry D. Yost	45,360,559	5,786,077	38,790	4,394,746

(2) An advisory proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012 was adopted with the votes as shown:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
54,730,310	759,042	90,820	0

(3) An advisory resolution to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in our proxy statement for the 2012 Annual Meeting was adopted with the votes as shown:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,202,037	7,111,754	5,871,635	4,394,746

The Board of Directors has determined to hold an advisory vote on the compensation of our named executive officers annually.

(4) The proposed amendment to our 2008 Employee Stock Purchase Plan to increase the total number of authorized shares to 3,000,000 shares was approved with the votes as shown:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
47,295,258	2,177,775	1,712,393	4,394,746

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employee Stock Purchase Plan (as amended and restated effective May 22, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc. (Registrant)

Date: May 22, 2012	By:	/s/ Yukio Morikubo
Yukio Morikubo
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Employee Stock Purchase Plan (as amended and restated effective May 22, 2012).